Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement on Form F-3 (Nos. 333-227554 and 333-207355) of Santander UK Group Holdings plc of our report dated 8 March, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS LLP
London, United Kingdom
8 March, 2019